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                                                                    EXHIBIT 24.2

                            CERTIFICATE OF SECRETARY

                                October 1, 1996

                                TSX CORPORATION

         THE UNDERSIGNED HEREBY CERTIFIES, on behalf of TSX Corporation, a Nevada corporation (the "Company"), that provided below is a true and complete copy of the resolution regarding power of attorney duly adopted by the Board of Directors of the Company on July 25, 1996. Such resolution has not been subsequently modified, revoked, repealed or otherwise amended and is in full force and effect in the form adopted as of the date thereof.

                 RESOLVED, that William H. Lambert, Chairman, President and Chief Executive Officer, and Harold C. Tamburro, Vice-President and Chief Financial Officer, or either one of them, be, and each of them hereby is duly authorized and empowered to sign any and all amendments and post-effective amendments to the Registration Statement as duly authorized attorneys or attorney for the Corporation or any officer of the Corporation required by the Rules and Regulations of the Securities and Exchange Commission to sign the Registration Statement (whether on behalf of the Corporation or as an officer or otherwise) pursuant to the form of written Power of Attorney set forth in the Registration Statement, which form of Power of Attorney is hereby approved.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 1st day of October, 1996.


                                        \s\ Harold C. Tamburro
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                                        Harold C. Tamburro, Secretary